Exhibit 23(c)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Illinois Power Company of our report dated February 28, 2008 relating to the financial statements and financial statement schedule, which appears in Illinois Power Company’s Annual Report on Form 10-K for the year ended December 31, 2007.  We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
St. Louis, Missouri
March 3, 2008